FOR IMMEDIATE RELEASE

Contact:	Stephen Larkin, Douglas Elliman Inc. 917-902-2503
Olivia Snyder/Catherine Livingston, FGS Global,
212-687-8080
Bryant Kirkland, Douglas Elliman Inc.
305-579-8000

DOUGLAS ELLIMAN INC. REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

Company builds momentum on revenue base and continues thoughtful expense reductions, driving meaningful improvement in Net Loss and Adjusted EBITDA as well as overall growth

MIAMI, FL, March 11, 2025 - Douglas Elliman Inc. (“Douglas Elliman” or the “Company”) (NYSE:DOUG) today announced financial results for the three months and year ended December 31, 2024.

“I am very proud of our performance in the fourth quarter – we increased revenue and year-over-year gross transaction value, while reducing operating losses,” said Michael S. Liebowitz, Chief Executive Officer of Douglas Elliman Inc. “Our strong momentum has carried into 2025, with cash receipts in January and February up about 30% from the same time last year. By building a strong revenue base, expanding our footprint and continuing to reduce costs, we will drive earnings and create long-term value for our stockholders, employees, agents, and clients.”

Bryant Kirkland, Chief Financial Officer of Douglas Elliman, added, “Douglas Elliman’s financial results continued to improve in the fourth quarter, with strong revenue growth and a meaningful improvement in net loss and Adjusted EBITDA. We continued to see the impact of thoughtful expense reductions and, in the fourth quarter, began to realize the benefits of significant investments we made in the Development Marketing division in recent years. With a combined $145 million of cash and U.S. Treasury securities at December 31, 2024, Douglas Elliman’s strong balance sheet provides us with a competitive advantage as we implement our strategy.”

GAAP Financial Results
Three months ended December 31, 2024. Fourth quarter 2024 revenues were $243.3 million, compared to revenues of $214.1 million in the fourth quarter of 2023. The Company recorded an operating loss of $16.3 million in the fourth quarter of 2024, compared to $23.6 million in the fourth quarter of 2023. Net loss attributed to Douglas Elliman for the fourth quarter of 2024 was $6.0 million, or $0.07 per diluted common share, compared to $14.8 million, or $0.18 per diluted common share, in the fourth quarter of 2023.
Year ended December 31, 2024. For the year ended December 31, 2024, revenues were $995.6 million, compared to revenues of $955.6 million for the year ended December 31, 2023. The Company recorded an operating loss of $68.8 million for the year ended December 31, 2024, compared to $64.5 million for the year ended December 31, 2023. Net loss attributed to Douglas

Elliman for the year ended December 31, 2024 was $76.3 million, or $0.91 per diluted common share, compared to $42.6 million, or $0.52 per diluted common share, for the year ended December 31, 2023.
Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the comparable GAAP financial results for the three months and year ended December 31, 2024 and 2023 are included in Tables 2 and 3.
Three months ended December 31, 2024 compared to the three months ended December 31, 2023
Adjusted EBITDA attributed to Douglas Elliman (as described in Table 2 attached hereto) were a loss of $5.4 million for the fourth quarter of 2024, compared to a loss of $16.7 million for the fourth quarter of 2023.
Adjusted Net Income (loss) attributed to Douglas Elliman (as described in Table 3 attached hereto) was $2.4 million, or $0.03 per diluted share, for the fourth quarter of 2024, compared to $(13.7) million, or $(0.17) per diluted share, for the fourth quarter of 2023.
Year ended December 31, 2024 compared to the year ended December 31, 2023
Adjusted EBITDA attributed to Douglas Elliman (as described in Table 2 attached hereto) were a loss of $17.8 million for the year ended December 31, 2024, compared to a loss of $39.9 million for the year ended December 31, 2023.
Adjusted Net loss attributed to Douglas Elliman (as described in Table 3 attached hereto) was $24.0 million, or $0.29 per diluted share, for the year ended December 31, 2024, compared to $40.1 million, or $0.49 per diluted share, for the year ended December 31, 2023.
Gross Transaction Value
For the three months ended December 31, 2024, Douglas Elliman’s subsidiary, Douglas Elliman Realty, LLC, achieved gross transaction value of approximately $8.8 billion, compared to approximately $7.9 billion for the three months ended December 31, 2023. For the three months ended December 31, 2024, Douglas Elliman Realty, LLC reported an average price per transaction of $1.64 million.
For the year ended December 31, 2024, Douglas Elliman Realty, LLC achieved gross transaction value of approximately $36.4 billion, compared to approximately $34.4 billion for the year ended December 31, 2023. For the year ended December 31, 2024, Douglas Elliman Realty, LLC reported an average price per transaction of $1.67 million. Further detail on Gross Transaction Value is included in Table 4.
Consolidated Balance Sheet
Douglas Elliman maintained a strong balance sheet with cash and cash equivalents of $135.7 million and investment securities at fair value of $9.8 million at December 31, 2024 for a total of $145.5 million.
Conference Call to Discuss Fourth Quarter and Full Year 2024 Results
As previously announced, the Company will host a conference call and webcast to discuss its fourth quarter 2024 results on
Tuesday, March 11, 2025 at 9:00 a.m. (ET).
Investors may access the call via live webcast at https://join.eventcastplus.com/eventcastplus/Douglas-Elliman-Inc-Fourth-Quarter-and-Full-Year-Earnings-Call. Please join the webcast at least 10 minutes prior to the start time.
A replay of the webcast will be available shortly after the call ends on March 11, 2025 through March 25 at https://join.eventcastplus.com/eventcastplus/Douglas-Elliman-Inc-Fourth-Quarter-and-Full-Year-Earnings-Call.
Non-GAAP Financial Measures
Adjusted EBITDA attributed to Douglas Elliman, Adjusted Net Loss attributed to Douglas Elliman, and financial measures for the year ended December 31, 2024 (referred to as the “Non-GAAP Financial Measures”) are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussion and analysis of its results of operations and enhance an understanding of its operating performance.
The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management does and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the

Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 and 3 is information relating to the Company’s Non-GAAP Financial Measures for the three months and full years ended December 31, 2024 and 2023.
About Douglas Elliman Inc.
Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York City, Long Island, Westchester, Connecticut, New Jersey, the Hamptons, Massachusetts, Florida, California, Texas, Colorado, Nevada, Maryland, Virginia, and Washington, D.C. In addition, Douglas Elliman sources, uses and invests in early-stage, disruptive property technology (“PropTech”) solutions and companies and provides other real estate services, including development marketing, property management and settlement and escrow services in select markets. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.
Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2023 and, when filed, our Annual Report on Form 10-K for the year ended December 31, 2024. We undertake no responsibility to publicly update or revise any forward-looking statement, except as required by applicable law.

[Financial Tables Follow]

TABLE 1
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Commissions and other brokerage income	$231,905	$202,289	$946,557	$906,069
Property management	9,084	8,693	36,785	35,542
Other ancillary services	2,332	3,154	12,285	13,967
Total revenues	243,321	214,136	995,627	955,578

Expenses:
Real estate agent commissions	179,213	159,413	743,819	706,162
Sales and marketing	19,915	19,500	82,606	83,670
Operations and support	14,770	17,267	70,342	70,605
General and administrative	37,243	33,076	117,773	125,447
Technology	6,085	6,011	23,386	23,788
Depreciation and amortization	1,928	1,995	7,736	8,026
Litigation settlement	—	—	17,750	—
Restructuring	425	445	1,041	2,377
Operating loss	(16,258)	(23,571)	(68,826)	(64,497)

Other income (expenses):
Interest expense	(1,464)	(6)	(2,939)	(28)
Interest income	1,544	1,559	5,533	5,841
Equity in earnings (losses) from equity-method investments	(13)	(25)	36	(168)
Change in fair value of derivative embedded within convertible debt	5,188	—	(14,978)	—
Investment gains	4,664	524	5,289	633
Loss before provision for income taxes	(6,339)	(21,519)	(75,885)	(58,219)
Income tax (benefit) expense	(251)	(6,501)	1,117	(15,053)

Net loss	(6,088)	(15,018)	(77,002)	(43,166)

Net loss attributed to non-controlling interest	91	175	686	614

Net loss attributed to Douglas Elliman Inc.	$(5,997)	$(14,843)	$(76,316)	$(42,552)

Per basic common share:

Net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.07)	$(0.18)	$(0.91)	$(0.52)

Per diluted common share:

Net loss applicable to common shares attributed to Douglas Elliman Inc.	$(0.07)	$(0.18)	$(0.91)	$(0.52)

TABLE 2
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net loss attributed to Douglas Elliman Inc.	$(5,997)	$(14,843)	$(76,316)	$(42,552)
Interest expense	1,464	6	2,939	28
Interest income	(1,544)	(1,559)	(5,533)	(5,841)
Income tax (benefit) expense	(251)	(6,501)	1,117	(15,053)
Net loss attributed to non-controlling interest	(91)	(175)	(686)	(614)
Depreciation and amortization	1,928	1,995	7,736	8,026
EBITDA	$(4,491)	$(21,077)	$(70,743)	$(56,006)

Equity in losses (earnings) from equity-method investments[a]	13	25	(36)	168
Change in fair value of derivatives embedded within convertible debt	(5,188)	—	14,978	—
Stock-based compensation expense	(4,143)	3,409	6,574	13,075
Litigation, settlement and related settlement expenses[b]	10,630	770	33,333	770
Executive employee severance and separation expenses	2,010	—	2,010	—
Restructuring	425	445	1,041	2,377
Other, net	(4,664)	(524)	(5,289)	(633)
Adjusted EBITDA	(5,408)	(16,952)	(18,132)	(40,249)
Adjusted EBITDA attributed to non-controlling interest	5	263	349	326
Adjusted EBITDA attributed to Douglas Elliman Inc.	$(5,403)	$(16,689)	$(17,783)	$(39,923)

a Represents equity in losses (earnings) recognized from the Company’s investments in equity method investments that are accounted for under the equity method and are not consolidated in the Company’s financial results.
b Represents unusual litigation expense, settlement and related expenses incurred in connection with industry-wide antitrust class action lawsuits and other matters related to employees and agents. The Company has increased unusual litigation expense, settlement and related expenses amounts reported in previous earnings press releases for each of the three months ended December 31, 2023 as well as March 31, 2024, June 30, 2024 and September 30, 2024, respectively, by $770, $645, $534 and $3,774, respectively.

TABLE 3
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME (LOSS)
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net loss attributed to Douglas Elliman Inc.	$(5,997)	$(14,843)	$(76,316)	$(42,552)

Restructuring	425	445	1,041	2,377
Change in fair value of derivatives embedded within convertible debt	(5,188)	—	14,978	—
Non-cash amortization of debt discount on convertible debt	496	—	983	—
Litigation, settlement and related settlement expenses[a]	10,630	770	33,333	770
Executive employee severance and separation expenses	2,010	—	2,010	—
Total adjustments	8,373	1,215	52,345	3,147

Tax expense related to adjustments	—	(89)	—	(678)
Adjusted net income (loss) attributed to Douglas Elliman Inc.	$2,376	$(13,717)	$(23,971)	$(40,083)

Per diluted common share:
Adjusted net income (loss) applicable to common shares attributed to Douglas Elliman Inc.	$0.03	$(0.17)	$(0.29)	$(0.49)

aRepresents unusual litigation expense, settlement and related expenses incurred in connection with industry-wide antitrust class action lawsuits and other matters related to employees and agents. The Company has increased unusual litigation expense, settlement and related expenses amounts reported in previous earnings press releases for each of the three months ended December 31, 2023 as well as March 31, 2024, June 30, 2024 and September 30, 2024, respectively, by $770, $645, $534 and $3,774, respectively.

TABLE 4
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
REVENUES AND GROSS TRANSACTION VALUE
(Unaudited)
(Dollars in Thousands, Except for Gross Transaction Value)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Commissions and other brokerage income	$231,905	$202,289	$946,557	$906,069
Property management	9,084	8,693	36,785	35,542
Other ancillary services	2,332	3,154	12,285	13,967
Total revenues	$243,321	$214,136	$995,627	$955,578

Statistical Measures (KPI):
Gross transaction value (in billions)	$8.8	$7.9	$36.4	$34.4
Total transactions	5,337	5,022	21,781	21,606